EXHIBIT 5
                                                                       ---------

                    EATON, PEABODY, BRADFORD & VEAGUE, P.A.
                                  FLEET CENTER
                               50 EXCHANGE PLACE
                            BANGOR, MAINE 04402-1210



October 1, 1997



Board of Directors
Brunswick Technologies, Inc.
43 Bibber Parkway
Brunswick, Maine  04011

Gentlemen:

        You have requested our opinion, as counsel to Brunswick Technologies, Inc. (the "Company"), with respect to certain matters in connection with a proposed offering of 931,029 shares of the Company's Common Stock, $0.0001 par value (the "Shares"), by the Company, pursuant to the Company's 1991 Stock Option Plan, as amended, 1994 Employee Stock Option Plan, as amended, and 1997 Equity Incentive Plan (collectively referred to herein as the "Plans"). The offering is to be made pursuant to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission on or about October 1, 1997 (the "Registration Statement").

        In rendering this opinion, we have reviewed, among other documents, the documents pertaining to each of the Plans, the Company's Amended and Restated Articles of Incorporation, the Company's Third Restated Bylaws, and the proceedings of the Company's stockholders and Board of Directors relating to the authorization and issuance of the Shares. We have also considered such statutes, rules and regulations as we have deemed relevant for the purposes hereof.

        Based on the foregoing, it is our opinion that:

        1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Maine.

        2. The Shares to be sold by the Company, when issued and sold pursuant to the Plans, will be validly authorized, legally issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.


                                     Very truly yours,


                                     /s/ Eaton, Peabody, Bradford & Veague, P.A.
                                     -------------------------------------------
                                     Eaton, Peabody, Bradford & Veague, P.A.